UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 31, 2008

                          Willis Group Holdings Limited
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Bermuda
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

           001-16503                                   98-0352587
--------------------------------------------------------------------------------
    (Commission File Number)               (IRS Employer Identification No.)

                            c/o Willis Group Limited
                                 51 Lime Street
                            London EC3M 7DQ, England
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                               (44) (20) 7488-8111
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.

On December 31, 2008, Willis Group Holdings Limited (the "Company") entered into the First Amendment to the Fourth Amended and Restated Employment Agreement, between the Company, Willis North America Inc., and Joseph J. Plumeri (the "Amendment").

The Amendment makes a number of changes to (i) make Mr Plumeri's employment agreement compliant with IRS Code Section 409A regarding the taxation of deferred compensation; (ii) clarify that the Company will gross-up the actual amount of tax paid on certain benefits that the Company has already agreed to gross-up, and (iii) clarify that the payment of certain benefits due "promptly" after a termination will be within 30 days.

The Amendment also updates the performance targets and conditions applicable to the option to purchase the Company's shares granted, in accordance with the Fourth Amended and Restated Employment Agreement, to Mr. Plumeri on May 6, 2008 (the "Option") under the Willis Group Holdings Limited 2001 Share Purchase and Option Plan (the "2001 Plan") following the acquisition of Hilb Rogal & Hobbs Company ("HRH") which was completed on October 1, 2008, to match those performance targets previously approved by the Compensation Committee of the Board of Directors for all other 2008 option grants. As provided in the 2001 Plan, the Compensation Committee of the Board of Directors may make adjustments to the targets originally set to take into account, among other things, extraordinary transactions and mergers.

On June 8, 2008, the Company updated its financial targets for 2009 and 2010, subject to the completion of its acquisition of HRH, to Adjusted EPS of $3.15 to $3.25 and Adjusted Operating Margin of 24% for 2009, and Adjusted EPS of $4.05 to $4.15 and Adjusted Operating Margin of 27% for 2010. Following the closing of the transaction, on October 21, 2008 the Compensation Committee of the Board of Directors of the Company voted to approve and adopt these performance targets for 2009 and 2010 as the performance targets contained in the option grants made on May 6, 2008, to its senior executive officers under the Willis Group Holdings Limited 2008 Share Purchase and Option Plan.

The Compensation Committee of the Board of Directors of the Company voted on December 29, 2008 to similarly approve and adopt these performance targets for 2009 and 2010 as the performance targets contained in the Option granted to Mr. Plumeri. Because the transaction closed earlier than expected, rather than adjusting the targets for 2008 the Compensation Committee agreed that the financial targets should stay the same but be based on results for the Company exclusive of HRH.

A copy of the First Amendment to the Fourth Amended and Restated Employment Agreement is attached hereto and is incorporated by reference.

This discussion includes references to non-GAAP financial measures as defined in Regulation G of SEC rules. We present such non-GAAP financial measures, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. These financial measures should be viewed in addition to, not in lieu of, the Company's condensed consolidated financial statements.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

          10.1 First Amendment dated December 31, 2008 to the Fourth Amended and Restated Employment Agreement between Willis Group Holdings Limited, Willis North America Inc., and Joseph J. Plumeri.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   WILLIS GROUP HOLDINGS LIMITED


Date: January 5, 2009                              By: /s/ Adam G. Ciongoli
                                                       -------------------------
                                                       Name:  Adam G. Ciongoli
                                                       Title: General Counsel

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

   10.1 First Amendment dated December 31, 2008 to the Fourth Amended and Restated Employment Agreement between Willis Group Holdings Limited, Willis North America Inc., and Joseph J. Plumeri.